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                                                                     EXHIBIT 8.2


                                                     August 28, 2000



Re:      ADVANCED SEMICONDUCTOR ENGINEERING, INC.


Advanced Semiconductor Engineering, Inc.
26 Chin Third Road
Nantze Export Processing Zone
Nantze, Kaohsiung, Taiwan
Republic of China

Dear Sirs:

                  We have acted as special United States counsel for Advanced Semiconductor Engineering, Inc., a corporation incorporated under the laws of the Republic of China (the "COMPANY"), in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Company's registration statement on Form F-4 (the "REGISTRATION STATEMENT") and the form of the exchange offer prospectus contained therein relating to the exchange of each of the Company's outstanding global depositary shares initially sold pursuant to Rule 144A under the Securities Act (collectively, the "RULE 144A GDSs"), each representing five of the Company's common shares, par value NT$10 per share (the "COMMON SHARES"), for one American depositary share (collectively, the "ADSs"), each representing five Common Shares (the "EXCHANGE OFFER"). The ADSs are issued in accordance with the provisions of the deposit agreement entered into by and among the Company, Citibank, N.A., as the depositary, and the holders and beneficial owners from time to time of ADSs.

                  On the basis of the foregoing, we are of the opinion that the "INCOME TAX CONSIDERATIONS" section of the exchange offer prospectus included

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Advanced Semiconductor Engineering, Inc. 2                      August 28, 2000

in the Registration Statement, insofar as it relates to United States Federal income tax matters currently applicable to U.S. holders of the Rule 144A GDSs, accurately reflects the material tax consequences of the exchange of one Rule 144A GDS for one ADS pursuant to the terms of the Exchange Offer.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "INCOME TAX CONSIDERATIONS" and "LEGAL MATTERS" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                                       Very truly yours,


                                                       /s/ DAVIS POLK & WARDWELL